SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  December 18, 2003




                    JMB INCOME PROPERTIES, LTD. - V
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        (Exact name of registrant as specified in its charter)




   Illinois                   0-8716              36-2897158
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(State or other)            (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
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                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                    JMB INCOME PROPERTIES, LTD. - V

                           CHICAGO, ILLINOIS
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ITEM 5.  OTHER EVENT.  The Partnership has reduced all of its assets to cash or cash equivalents and has thereby dissolved in accordance with the terms of its partnership agreement. The Partnership will make a final liquidating cash distribution to the holders of its limited partnership interests ("Interest") in the amount of $72.24 per Interest. The Partnership will also withhold and remit, on behalf of the Limited Partners, $14.33 per Interest to the state tax authorities for income taxes. The General Partners will receive final liquidating distributions totaling $356,957. The Partnership will wind up its affairs prior to the end of 2003. The Partnership will file with the Commission a Form 15 to terminate registration prior to the end of 2003.






                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      JMB INCOME PROPERTIES, LTD. - V

                      BY:   JMB Realty Corporation
                            Managing General Partner


                            By:   GAILEN J. HULL
                                  Gailen J. Hull
                                  Senior Vice President and
                                  Principal Accounting Officer


Dated:  December 18, 2003



























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